EXHIBIT 1.1
                                                                     -----------

                            Bridgeline Software, Inc.

                             Underwriting Agreement

___________ __, 2007

Joseph Gunnar & Co., LLC
As Representative of the several
   Underwriters named in Schedule I hereto

Dear Sirs:

     Bridgeline Software, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters") for whom you are acting as Representative (the "Representative"), an aggregate of 3,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock") (the "Firm Shares"). The Firm Shares and the Option Shares (as defined below) are collectively called the "Shares".

     The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form SB-2 (No. 333-139298), including a Preliminary Prospectus (as hereinafter defined) relating to the Shares, and such amendments thereof as may have been required to the date of this Underwriting Agreement (the "Agreement"). The Company has heretofore delivered copies of the Registration Statement (including all amendments thereto) and of the related Preliminary Prospectus to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, all financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final Prospectus (as hereinafter defined) filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares (as hereinafter defined) pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Regulations is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

     The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus (the "Offering"), as soon after the Effective Time and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

     1. Sale, Purchase, Delivery, and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $___ per Share (the "Initial Price"), the number of Shares set forth opposite the name of such Underwriter under the column "Number of Shares to be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

          (b) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional 450,000 Shares from the Company ("Over-allotment Option"). Such additional 450,000 Shares are hereinafter referred to as "Option Shares." The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1(a) hereof.

     The Over-allotment Option granted pursuant to Section 1(b) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the "Option Closing Date"), which will not be later than five (5) full business days nor earlier than two (2) full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

          (c) Payment of the purchase price for, and delivery of the certificates for, the Firm Shares shall be made at 10:00 A.M., Eastern time, on _____, or such other date, not later than the fifth (5th) business day thereafter, or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares are called the "Closing Date." Payment for the Firm Shares shall be made on the Closing Date at the Representative's election by wire transfer in Federal (same day) funds or by certified or bank cashier's check(s) in New York Clearing House funds, paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company ("DTC")) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Shares for delivery at least one
(1) full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares.

     In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, the Option Shares shall be made on the Option Closing Date at the Representative's election by wire transfer in Federal (same day) funds or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to you of certificates representing such securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Shares to be delivered will be in such denominations and registered in such names as the Representative request not less than two (2) full business days prior to the Option Closing Date, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one (1) full business day prior to the Option Closing Date.

          (d) On the Closing Date, the Company shall sell and issue to the Representative (and/or its designees) for a total purchase price of $ _____, options entitling the Representative or its assigns to purchase up to 150,000 Shares at a price of $_____ per Share, which is equal to 150% of the public offering price of the Shares (the "Representative's Warrants"). The terms of the Representative's Warrants, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, shall be in the form filed as an exhibit to the Registration Statement of the Company.

     The Representative's Warrants shall be exercisable, in whole or in part, commencing one hundred eighty (180) days from the Effective Date and expiring on the five-year anniversary of the Effective Date. The Representative's Warrants may not be may not be sold, transferred, assigned, pledged or hypothecated until 180 days after the Effective Date, except that they may be transferred, in whole or in part, (i) to one or more officers or partners of the Representative (or the officers or partners of any such partner); (ii) to a member of the underwriting syndicate and/or its officers or partners; or (iii) by reason of reorganization.

     Payment of the purchase price of, and delivery of the certificates for, the Representative's Warrants shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative's Warrants in the name or names and in such authorized denominations as the Representative may request. The Representative's Warrants and the Common Stock underlying the Representative's Warrants are referred to herein as the "Representative's Securities."

     2. Representations and Warranties of the Company. For your own independent business reasons, you have required the Company to make the following representations and warranties as a condition to agreeing to execute this Agreement. You understand, and anyone reviewing this Agreement should understand, that disclosure regarding the Company and its business is contained in the Prospectus or Registration Statement, and that no representation, warranty, covenant or agreement contained in this Agreement is intended or construed to modify the disclosure about the Company and its business contained in the Prospectus or the Registration Statement. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

          (a) At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Rules, and will in all material respects conform to the requirements of the Securities Act and the Rules; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties made in this Section 2(a) shall apply to statements made or statements omitted from the Registration Statement, Prospectus or any Preliminary Prospectus (or any amendments or supplements thereto) in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, Prospectus or any Preliminary Prospectus (or any amendment thereof or supplement thereto).

          (b) The Company has filed with the Commission a Form 8-A registration statement providing for the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registration statement complies in all material respects with the Exchange Act. The registration of the Shares under the Exchange Act has been declared effective by the Commission on the date hereof. Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

          (c) The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the

Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. With respect to each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is bound or affected and
(i) that is referred to in the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in breach or default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations. The statistical and related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no member of the Company's senior management has resigned from any position with the Company.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

          (f) UHY, LLP ("UHY"), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Securities Act and the Rules, and such accountants, to the best of the Company's knowledge, in the performance of their work for the Company, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

          (g) The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that could reasonably be expected to have a material current or, to the Company's knowledge, a material future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The summary financial data included in the Registration Statement and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Registration Statement and the Prospectus and other financial information.

          (h) The Company had at the date or dates indicated in the Prospectus the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

          (i) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

          (j) The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

          (k) Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

          (l) Each of this Agreement and the Representative's Securities has been duly and validly authorized by the Company and constitutes (or will constitute when issued) the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (m) The execution, delivery, and performance by the Company of this Agreement and the Representative's Securities, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the Bylaws of the Company, each as amended to date; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

          (n) Except as would not have reasonably be expected to have a material adverse effect on the Company, the Company is not in default in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of the Certificate of Incorporation or Bylaws. Except as would not have reasonably be expected to have a material adverse effect on the Company, the Company is not in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

          (o) Except as disclosed in the Prospectus, the Company has all requisite corporate power and authority and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus.

          (p) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Shares and the Representative's Warrants and the consummation of the transactions and agreements contemplated by this Agreement, and the Prospectus, except with respect to applicable federal and state securities laws and the rules of the National Association of Securities Dealers, Inc. (the "NASD") and the Nasdaq National Market.

          (q) To the best of the Company's knowledge, all information contained in the questionnaires ("Questionnaires") completed by each of the Company's officers, directors, and 5% or greater stockholders ("Initial Stockholders") and provided to the Underwriters is true and correct in all material respects, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in all material respects.

          (r) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or involving the Company which is required to be described in the Registration Statement or the Prospectus and which is not described therein or which, if determined adversely to the Company, would reasonably be expected to have a material adverse effect on the Company or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding is threatened against the Company.

          (s) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

          (t) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

          (u) Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the NASD.

          (v) The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve (12) months prior to the date on which the Registration Statement was filed with the Commission or thereafter, other than as disclosed in the Prospectus.

          (w) Except for the repayment of indebtedness as disclosed in the Registration Statement, the Company will not pay any of the net proceeds of the Offering to any participating NASD member or its affiliates.

          (x) Based on the Questionnaires, and except as set forth in the Prospectus, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and its counsel if it learns that any officer, director, or owner of at least 5% of the Company's outstanding Common Shares is or becomes an affiliate or associated person of an NASD member participating in the Offering.

          (y) Neither the Company nor, to the Company's knowledge, any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (z) To the best of the Company's knowledge, no employee, officer, or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially adversely affect his ability to be an employee, officer and/or director of the Company.

          (aa) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust, or other business entity which is required to be described in the Registration Statement or the Prospectus and which is not described therein.

          (bb) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

          (cc) Except as may have been otherwise agreed in writing by the Representative, the Company has obtained the agreement (the "Lock-up Agreements") from all persons who are on the date of such agreements officers, directors and holders of any outstanding securities of the Company that he will not, without the prior written consent of the Representative, during the twelve (12) month period (or six (6) month period in the case of the holders of certain warrants) after the date of the Prospectus, offer, sell, contract to sell, make short sales of, loan, grant any option or contract to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether these shares or any such securities are then owned by the person or are thereafter acquired, directly from the Company; provided, however, that such persons may sell, convey or transfer all or any portion of such securities to the Corporation.

          (dd) Except as would not have reasonably be expected to have a material adverse effect on the Company, (i) The Company is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business;
(ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and
(v) to the Company's knowledge, no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law. To the Company's knowledge, the Company has not been named as a "potentially responsible party" under CERCLA.

          (ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (ff) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act.

          (gg) As of ______ A.M. on the date hereof (the "Applicable Time"), the Issuer Free Writing Prospectus(es) (as listed on Schedule IV to this Agreement) and the Preliminary Prospectus, considered together (collectively, the "General Disclosure Package"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative on behalf of the several Underwriters specifically for use therein. As used in this paragraph and elsewhere in this Agreement, "Issuer Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433, relating to the Shares, that (A) is required to be filed with the Commission by the Company, (B) is a "road show that is a written communication" within the meaning of

Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or
(C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering of the Shares pursuant to this Agreement.

          (hh) Each Issuer Free Writing Prospectus listed on Schedule IV to this Agreement, as of its issue date and at all subsequent times through each Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative on behalf of the several Underwriters specifically for use therein.

          (ii) Unless the Company obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus" as defined in Rule 433, or that would otherwise constitute a "free writing prospectus" as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping. The Company has satisfied and will satisfy the conditions of Rule 433 to avoid a requirement to file with the Commission any electronic road show.

          (jj) Except as disclosed in the Prospectus, the Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any director or executive officer.

          (kk) The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

          (ll) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (mm) Except as described in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

          (nn) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any material liability.

          (oo) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

     Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Closing Date or the Option Shares Closing Date, if any, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

     3. Covenants of the Company. The Company covenants and agrees as follows:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission's close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

          (b) The Company shall promptly advise the Representative in writing
(i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information;
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purchase; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event during the period described in Section 3(c) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representative a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably and timely objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (c) During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Rules and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, or the Exchange Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3(b) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

          (d) Until the earlier of (i) five (5) years from the Effective Date or
(ii) such earlier time when the Common Stock is no longer listed or traded on Nasdaq, a national securities exchange or other over-the-counter market, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act.

          (e) The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          (f) The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

          (g) The Company will apply to be included in Standard & Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the Effective Date. The Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

          (h) For a period of five (5) years following the Effective Date or until such earlier time at which the Company is liquidated, the Company shall retain a transfer agent reasonably acceptable to the Representative ("Transfer Agent") and will furnish to the Representative at the Company's sole cost and expense such transfer sheets of the Company's securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.

          (i) During such time, if at all, as the Shares are quoted on the OTC Bulletin Board (or any successor trading market) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, such reports published by the NASD or the Pink Sheets, LLC relating to price trading of the Shares as the Representative shall reasonably request.

          (j) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, the following: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Shares and the Representative's Securities, including any transfer or other taxes payable thereon; (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the Preliminary and Final Blue Sky Memoranda and all amendments and supplements thereto; and the fees and disbursements of its counsel retained for such purpose, provided, however, the Company shall not be responsible for the Representative's Blue Sky laws related expenses (including legal counsel fees and expenses) in excess of $25,000 or the Representative's non-Blue Sky laws related expenses (including legal counsel fees and expenses) in excess of $100,000, both in connection with the Offering, without the Company's prior approval; (iv) filing fees, costs and expenses incurred in registering the Offering with the NASD; (v) costs of placing "tombstone" advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative not to exceed $10,000 in the aggregate; (vi) fees and disbursements of the Transfer Agent; (vii) all expenses incurred in connection with any road shows and any "due diligence" meetings arranged by the Representative, including a videotape or PowerPoint presentation; (viii) the preparation, binding and delivery of up to four sets of transaction closing books, in form and style reasonably satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3(j) in an aggregate amount not to exceed $50,000. Upon a written notice given to the Company at least two (2) days prior to such deduction, the Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative and others. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever for reasons not attributable to the Underwriters, then the Company shall reimburse the Underwriters in full for their out of pocket expenses, including, without limitation, its legal fees and disbursements and "road show" and due diligence expenses. The Representative shall retain such part of the non-accountable expense allowance (described below in Section 3(k) previously paid as shall equal its actual out-of-pocket expenses and refund the balance. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses.

          (k) The Company further agrees that, in addition to the expenses payable by it pursuant to Section 3(j), on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the Offering (less any amounts previously paid), including any proceeds derived from the sale of the Over-allotment Option. The Representative acknowledges the prior receipt of a $25,000 expense retainer, which amount shall be applied against the amount due to the Representative under this Section 3(k).

          (l) The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus.

          (m) The Company will make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the Effective Date.

          (n) Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p) For a period of three (3) years from the Effective Date, the Company shall retain UHY or other independent public accountants reasonably acceptable to the Representative.

          (q) The Company shall immediately advise the Representative if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Shares.

          (r) All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

          (s) Intentionally deleted.

          (t) The Company will reserve and keep available the maximum number of its authorized but unissued shares of Common Stock that are issuable upon exercise of the Representative's Warrants outstanding from time to time.

          (u) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws.

          (v) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act, including, without limitation, to using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock," as defined in Rule 3a5l-1 under the Exchange Act, during such period.

     4. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Registration Statement has been declared effective on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

          (b) By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

          (c) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 3(e) hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the best of the Company's knowledge, shall be contemplated.

          (d) On the Effective Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Morse, Barnes-Brown & Pendleton, P.C., counsel to the Company, dated the Effective Date, addressed to the Representative and in previously agreed upon form and substance reasonably satisfactory to counsel to the Underwriters.

          (e) At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to counsel to the Underwriters from UHY dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

               (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

               (ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Regulations thereunder;

               (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the ___________, 2006, balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from __________, 2006, to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the immediately preceding year and as compared with the corresponding period in the immediately preceding quarter, other than as set forth in or contemplated by the Registration Statement or, if there was any such decrease, setting forth the amount of such decrease;

               (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

               (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

               (vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation, as defined in the Statement on Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

               (vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

          (f) At each of the Effective Date, the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the President and the Secretary or Assistant Secretary of the Company, dated the Effective Date, the Closing Date or the Option Closing Date, as the case may be, respectively, certifying on behalf of the Company (and not individually) that (i) the Company has performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Effective Date, the Closing Date, or the Option Closing Date, as the case may be; (ii) the conditions set forth in Section 4(g) hereof have been satisfied as of such date;
(iii) as of Effective Date, the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in
Section 2 hereof are true and correct; (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

          (g) At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying on behalf of the Company (and not individually) (i) that the copies of the Bylaws and Certificate of Incorporation of the Company attached thereto are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

          (h) Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative's Warrants.

          (j) All proceedings taken in connection with the authorization, issuance or sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel to the Underwriters.

          (k) The Company shall have delivered to the Representative the Lock-up Agreements referred to in Section 2(dd).

          (l) The Company shall have received notice that the Shares are eligible to be listed on the Nasdaq Capital Market as of the Effective Date.

     5. Indemnification.

          (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter ("controlling person") within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative's Warrants; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Shares to such person as required by the Securities Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3(f) hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors, or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

          (b) If any action is brought against an Underwriter or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have been advised by its or their counsel that there may be one or more material defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement on behalf of the Company of such action, which approval shall not be unreasonably withheld.

          (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters, by the provisions of Section 5(b).

          (d) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5(d), each director, officer, and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

          (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5(e) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters' obligations to contribute pursuant to this Section 5(e) are several and not joint.

     6. Default by an Underwriter.

          (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b) In the event that the default addressed in Section 6(a) above relates to more than ten percent (10%) of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Shares or Option Shares you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arranges for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Section 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

          (c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Shares.

     7. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Shares to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

     8. Effective Date of this Agreement and Termination.

          (a) This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

          (b) You shall have the right to terminate this Agreement at any time prior to any Closing Date (i) if any domestic or international event or act or occurrence has or will in your opinion in the immediate future materially disrupt the general securities markets in the United States; (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or The Nasdaq Stock Market (or successor trading market) or the over-the-counter market shall have been suspended by the Commission or any other government authority having jurisdiction or minimum or maximum prices shall have been established on such exchange or quotation system or a material disruption in securities settlement payment of clearance services in the United States shall have occurred; (iii) if the United States shall have become materially involved in a new war or an increase in major hostilities; (iv) if a banking moratorium has been declared by a New York State or federal authority; (v) if any of the Company's representations, warranties or covenants hereunder is breached, and if not otherwise cured or qualified by materiality, there is a material adverse effect; (vi) the Company shall have sustained a loss by reason of explosion, fire, flood, accident or other calamity, which, in the opinion of the Representative, substantially affects the value of the properties of the Company or which materially interferes with the operation of the business of the Company regardless of whether such loss shall have been insured; there shall have been a material adverse change (including, without limitation, a change in management (other than the appointment of a chief executive officer, a chief operating officer, or both, of the Company who are reasonably acceptable to the Representative) or control of the Company), in the business or operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto); or (vi) if there shall have occurred an outbreak of hostilities between the Unites States and any foreign power (or in the case of any ongoing hostilities, a material escalation thereof), or an outbreak of any other insurrection or armed conflict involving the United States, or a terrorist attack in the United States or a change in the financial markets or any calamity or crisis after the date hereof, as in the Representative's judgment, is material and adverse and such change, calamity or crisis, singly or together with any other event, would make it impracticable or inadvisable to proceed with the Offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

          (c) In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3(k) hereof.

          (d) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     9. Miscellaneous.

          (a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed to the parties at the addresses and/or telefax numbers set forth below (or to such other addresses and/or telefax numbers as either party may specify in a notice provided to the other party pursuant to this
Section 9(a)) and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

     If to the Representative:

          JOSEPH GUNNAR & CO., LLC
          Thirty Broad Street
          New York, New York 10004
          Fax: (212) 440-9668
          Attn: Stephan A. Stein, Chief Operating Officer

     With copy to (which shall not constitute notice to the Representative):

          COZEN O'CONNOR
          The Army and Navy Building

          1627 I Street, NW, Suite 1100
          Washington, DC 20006
          Fax: (202) 912-4830
          Attn: Ralph V. De Martino, Esq.

     If to the Company:

          BRIDGELINE SOFTWARE, INC.
          10 Sixth Rd.
          Woburn, MA  01801
          Fax: (781) 376-5033
          Attn: Thomas Massie, President and CEO

     Copy to (which shall not constitute notice to the Company):

          MORSE, BARNES-BROWN & PENDLETON, P.C.
          Reservoir Place
          1601 Trapelo Road
          Waltham, MA 02451
          Fax: (781) 622-5933
          Attn: Carl F. Barnes, Esq.

          (b) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          (c) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

          (d) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          (e) This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

          (f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles. Any action hereunder shall be brought exclusively in the courts sitting in the City, County and State of New York. The party prevailing in any proceeding shall be entitled to recover its reasonable legal fees and expenses from the parties not prevailing.

          (g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

          (h) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          (i) The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 SIGNATURE PAGE

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                      Very truly yours,

                                      BRIDGELINE SOFTWARE, INC.


                                      By:
                                          -------------------------------
                                          Thomas Massie
                                          President and Chief Executive Officer


Accepted on the date first above written.

JOSEPH GUNNAR & CO., LLC
Acting severally on behalf of itself and as the Representative of the several Underwriters named in Schedule I annexed hereto

By:
    --------------------------------
    Stephan A. Stein, Chief Operating Officer

                                   SCHEDULE I

                            BRIDGELINE SOFTWARE, INC.

                                3,000,000 Shares

                                                        NUMBER OF FIRM SHARES
             UNDERWRITER                                   TO BE PURCHASED


      Joseph Gunnar & Co., LLC                                [_______]
      Security Research Associates, Inc.                      [_______]
      TOTAL:                                                  [_______]